UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/29/2010

Commission file number: 000-53632

MULTISYS LANGUAGE SOLUTIONS, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	29-2973652
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

8045 Dolce Volpe Ave.,  Las Vegas, NV 89178

(Address of principal executive offices)

702-499-3990

(Registrant’s telephone number)

_________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 7.01	Regulation FD Disclosure.

On November 29, 2010, Multisys Language Solutions, Inc. (“MLS”) issued a press release announcing that it completed the sale of 3,040,000 Units at $.50 per unit totaling $1,545,000 in a private offering.  The net proceeds from the offering are approximately $1,400,000.  The best efforts offering of 3,040,000 Units was undertaken for the express purpose of acquiring certain oil and gas rights in the Williston Basin located in McKenzie County, North Dakota.  Each Unit consisted of two shares of MLS Common Stock and one three year Stock Purchase Warrant.  The Warrants entitle the holder to purchase shares at a price of $.50 per share for three years and will be callable at $0.01 per share at any time after July 31, 2011 and when the Common Stock trades for 20 consecutive trading days at an average closing sales price of $0.75 or more and subject to the registration of the Common Stock underlying the Stock Purchase Warrants.

As part of the transaction, MLS will change its name to Bakken Resources, Inc. (“BRI”), issue Forty Million (40,000,000) shares of restricted Common Stock and $100,000 cash to Holms Energy LLC (“Holms”) related to the acquisition of; 1) certain interests in oil and gas rights on 6,000 gross acres located in McKenzie County, North Dakota (“Holms Property”); 2) potential production royalty income from wells to be drilled on the Holms Property whose mineral rights were owned by Holms; and 3) the transfer of all right, title and interest to an Option to Purchase Mineral Rights Agreement related to purchasing additional mineral rights and production royalty income on the Holms Property from a third party for One Million Six Hundred Forty Nine Thousand ($1,649,000) Dollars to be paid for in equal quarterly installments over 8 years.  The Acquisition Closing will involve a change of control of MLS pursuant to which members of Holms will become the majority shareholders of MLS and the Board of Directors and management of MLS will be replaced by nominees of Holms.

There are 14 separate and original mineral leases that make up the Holms property that are now owned by MLS.  These 14 leases were amended and the current Lessees are Oasis Petroleum, Inc. (OAS-NYSE) and Continental Resources, Inc. (CLR-NYSE).  Continental has initiated drilling a well on one of the Company’s leases to intersect the Bakken Formation on Section 21, Township 152 North, Range 100 West, 5th Principal Meridian.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1

Press release issued on November 29, 2010 by the Company.*

* This exhibit is intended to be furnished and shall not be deemed "filed” for purposes of the Securities Exchange Act of 1934, as amended.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated:  November 29, 2010

 MULTISYS LANGUAGE SOLUTIONS, INC.

By:

/s/  Janelle Edington

Janelle Edington

President & CEO